                                                                       Exhibit B



                            COMMON STOCK AND WARRANT

                               PURCHASE AGREEMENT



                                December 9. 1998

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
1. Purchase and Sale of the Common Shares and the Warrants .....................1

         1.1 Sale and Issuance of Common Shares and the Warrants ...............1

         1.2 Closing ...........................................................2

2. Representations and Warranties of the Company ...............................2

         2.1 Authorization .....................................................2

         2.2 Valid Issuance of Common Shares and Warrants ......................2

         2.3 Offering ..........................................................2

         2.4 Additional Information ............................................2

3. Representations and Warranties of the Investors .............................3

         3.1 Authorization .....................................................3

         3.2 Purchase Entirely for Own Account. ................................3

         3.3 Disclosure of Information .........................................3

         3.4 Investment Experience .............................................3

         3.5 Accredited Investor ...............................................4

         3.6 Restricted Securities .............................................4

         3.7 Further Limitations on Disposition ................................4

         3.8 Legends ...........................................................4

4. Conditions of Investors' Obligations at Closing .............................5

         4.1 Representations and Warranties ....................................5

         4.2 Performance .......................................................5

         4.3 Qualifications ....................................................5

         4.4 Proceedings and Documents .........................................5

         4.5 Registration Rights Agreement .....................................5

5. Conditions of the Company's Obligations at Closing ..........................5

         5.1 Representations and Warranties ....................................5

         5.2 Payment of Purchase Price .........................................6

         5.3 Qualifications ....................................................6

6. Miscellaneous ...............................................................6

         6.1 Survival of Warranties ............................................6

         6.2 Successors and Assigns ............................................6

         6.3 Governing Law .....................................................6

         6.4 Counterparts ......................................................6

         6.5 Titles and Subtitles ..............................................6

         6.6 Notices ...........................................................6

         6.7 Finder's Fee ......................................................6

         6.8 Expenses ..........................................................7

         6.9 Amendments and Waivers ............................................7

         6.10 Severability .....................................................7

                        DIGITAL GENERATION SYSTEMS, INC.

                    COMMON STOCK AND WANT PURCHASE AGREEMENT


               THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT is made as of the 9th day of December, 1998, by and among Digital Generation Systems, Inc., a California corporation (the "Company"), and the investors, severally and not jointly, listed on Schedule A hereto, each of which is herein referred to as an "Investor."

               WHEREAS, the Company desires to sell, and the Investors desire to purchase, shares of the Company's Common Stock (the "Common Shares") with an aggregate purchase price of three million three dollars and fifty cents ($3,000,003.50) and at a price per share equal to three dollars and twenty-five cents ($3.25) (the "Purchase Price"); and

               WHEREAS, the Company desires to sell, and the Investors desire to purchase for an aggregate purchase price of three thousand dollars ($3,000), warrants, in the form attached hereto as Exhibit A (the "Warrants"), to purchase shares of the Company's Common Stock in an amount equal to fifty percent (50%) of the number of Common Shares purchased by each Investor pursuant to this Agreement (the "Warrant Shares") and with an exercise price equal to the Purchase Price of the Common Shares.

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

               1. Purchase and Sale of the Common Shares and the Warrants.

               1.1 Sale and Issuance of the Common Shares and the Warrants.

                      (a) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to the Investors of the Common Shares, (ii) the sale and issuance to the Investors of the Warrants and
(iii) the issuance of the Warrant Shares to be issued upon exercise of the Warrants.

                      (b) Subject to the teens and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of Common Shares set forth opposite such Investor's name on Schedule A hereto for the purchase price set forth opposite such Investor's name on Schedule A hereto.

                      (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, a Warrant to purchase that number of shares of the Company's Common Stock equal to fifty percent (50%) of the number of Common Shares purchased by such Investor, for the purchase price set forth opposite such Investor's name on Schedule A hereto. The Company and each Investor agrees, severally and not jointly, that as of the date hereof the purchase price of the Warrants is equal to the fair market value of such warrants.

               1.2 Closing. The purchase and sale of the Common Shares and the Warrants shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 10:00 A.M., on December 9, 1998, or at such other time and place as the Company and Investors acquiring in the aggregate more than half of the Common Shares and the Common Stock issuable or issued upon exercise of the Warrants mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor (a) a certificate representing the Common Shares that such Investor is purchasing and
(b) a Warrant to purchase that number of shares of the Company's Common Stock as set forth in Section 11 (c) above, against payment of the purchase price therefor by check or wire transfer.

               2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

               2.1 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Shares and the Warrants being sold hereunder and the Warrant Shares Issuable upon conversion of the Warrants has been taken or will be taken prior to the Closing, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

               2.2 Valid Issuance of Common Shares and Warrants. The Common Shares and the Warrants that are being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of the Warrants purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Amended and Restated Articles of Incorporation, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws.

               2.3 Offering . Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Shares and the Warrants as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the

Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

               2.4 Additional Information. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the twelve (12) months preceding the date of this Warrant (the "SEC Filings"). The SEC Filings complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Act"), as the case may be, as of their respective filing or effective dates, and the information contained therein was true and correct in all material respects as of the date or effective date of such documents, and each of the SEC Filings, as of such date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants that:

               3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Registration Rights Agreement, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

               3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Common Shares and the warrant to be received by such Investor and the warrant Shares issuable upon exercise of the warrant to be received by such Investor (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent. and not with a view to the resale or distribution of any part thereof. and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

               3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Shares and the Warrant. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Shares and the Warrant and the business, properties, prospects and financial condition of the Company.

               3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Shares and the Warrant. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Common Shares and the warrant.

               3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

               3.6 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Registration Rights Agreement provided and to the extent this Section 3 and such agreement are then applicable, and:

                   (a) There is then in effect a Registration Statement under the Act, covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                   (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to SEC Rule 144 except in unusual circumstances.

                   (c) Notwithstanding the provisions of Paragraphs (a) and
(b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in waiting to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

               3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                      (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                      (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                      (c) Any legend required by applicable blue sky law.

               4. Conditions of Investors' Obligations at Closing. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

               4.1 Representation and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               4.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

               4.5 Registration Rights Agreement. The Company and each Investor shall have entered into the Registration Rights Agreement.

               5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

               5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.1.

               5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               6. Miscellaneous.

               6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

               6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               6.3 Governing Law. This Agreement shall be governed by and construed under the laws, of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, deposit with a nationally recognized overnight courier, confirmed facsimile or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address or addresses indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

               6.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners. employees, or representatives is responsible.

               The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               6.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Warrants or the Registration Rights Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company and (b) the holders of two-thirds (2/3) of the Common Shares and the Common Stock issuable or issued upon exercise of the Warrants. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

               6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               6.11 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

               6.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:  /s/ HENRY W. DONALDSON
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:



                                     ------------------------------------------



                                     By:
                                          -------------------------------------



                           Address:
                                     ------------------------------------------

                                     ------------------------------------------





               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:


                                     Integral Capital Partners IV, L.P.
                                     ------------------------------------------
                                     By Integral Capital Management, IV, LLC
                                        its General Partner


                                     By:  /s/ PAMELA HAGENAH
                                          -------------------------------------
                                          Pamela Hagenah, a Manager


                           Address:  2750 Sand Hill Road
                                     ------------------------------------------
                                     Menlo Park, CA 94025
                                     ------------------------------------------





               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:


                                     Integral Capital Partners IV MS Side Fund,
                                        L.P.
                                     ------------------------------------------
                                     By ICP MS Management IV, LLC
                                        its General Partner


                                     By:  /s/ PAMELA HAGENAH
                                          -------------------------------------
                                          Pamela Hagenah, a Manager


                           Address:  2750 Sand Hill Road
                                     ------------------------------------------
                                     Menlo Park, CA 94025
                                     ------------------------------------------





               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:


                                     Pequot Private Equity Fund, LP
                                     ------------------------------------------



                                     By:  /s/[signature illegible], C.O.O.
                                          -------------------------------------
                                          Dawson-Samberg Capital Management,
                                            Inc. Investment Adviser


                           Address:  354 Pequot Avenue
                                     ------------------------------------------
                                     Southport, CT 06490
                                     ------------------------------------------





               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:


                                     Pequot Offshore Private Equity Fund
                                     ------------------------------------------



                                     By:  /s/[signature illegible], C.O.O.
                                          -------------------------------------
                                          Dawson-Samberg Capital Management,
                                            Inc. Investment Adviser


                           Address:  354 Pequot Avenue
                                     ------------------------------------------
                                     Southport, CT 06490
                                     ------------------------------------------





               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:

                                     Technology Crossover Ventures, L.P.
                                     ------------------------------------------


                                     By:  /s/ ROBERT C. BENSKY
                                          -------------------------------------
                                          Robert C. Bensky
                                          Chief Financial Officer


                                     Address:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     56 Main Street, Suite 210
                                     ------------------------------------------
                                     Millburn, NJ 07041
                                     ------------------------------------------


                                     With a copy to:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     575 High Street, Suite 400
                                     ------------------------------------------
                                     Palo Alto, CA 94301
                                     ------------------------------------------






               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:

                                     Technology Crossover Ventures, C.V.
                                     ------------------------------------------


                                     By:  /s/ ROBERT C. BENSKY
                                          -------------------------------------
                                          Robert C. Bensky
                                          Chief Financial Officer


                                     Address:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     56 Main Street, Suite 210
                                     ------------------------------------------
                                     Millburn, NJ 07041
                                     ------------------------------------------


                                     With a copy to:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     575 High Street, Suite 400
                                     ------------------------------------------
                                     Palo Alto, CA 94301
                                     ------------------------------------------






               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:

                                     TCV II, V.O.F.
                                     ------------------------------------------


                                     By:  /s/ ROBERT C. BENSKY
                                          -------------------------------------
                                          Robert C. Bensky
                                          Chief Financial Officer


                                     Address:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     56 Main Street, Suite 210
                                     ------------------------------------------
                                     Millburn, NJ 07041
                                     ------------------------------------------


                                     With a copy to:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     575 High Street, Suite 400
                                     ------------------------------------------
                                     Palo Alto, CA 94301
                                     ------------------------------------------






               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:

                                     Technology Crossover Bentures II, L.P.
                                     ------------------------------------------


                                     By:  /s/ ROBERT C. BENSKY
                                          -------------------------------------
                                          Robert C. Bensky
                                          Chief Financial Officer


                                     Address:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     56 Main Street, Suite 210
                                     ------------------------------------------
                                     Millburn, NJ 07041
                                     ------------------------------------------


                                     With a copy to:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     575 High Street, Suite 400
                                     ------------------------------------------
                                     Palo Alto, CA 94301
                                     ------------------------------------------



               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:

                                     TCV II (Q), L.P.
                                     ------------------------------------------


                                     By:  /s/ ROBERT C. BENSKY
                                          -------------------------------------
                                          Robert C. Bensky
                                          Chief Financial Officer


                                     Address:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     56 Main Street, Suite 210
                                     ------------------------------------------
                                     Millburn, NJ 07041
                                     ------------------------------------------


                                     With a copy to:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     575 High Street, Suite 400
                                     ------------------------------------------
                                     Palo Alto, CA 94301
                                     ------------------------------------------



               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:

                                     TCV II Strategic Partners, L.P.
                                     ------------------------------------------


                                     By:  /s/ ROBERT C. BENSKY
                                          -------------------------------------
                                          Robert C. Bensky
                                          Chief Financial Officer


                                     Address:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     56 Main Street, Suite 210
                                     ------------------------------------------
                                     Millburn, NJ 07041
                                     ------------------------------------------


                                     With a copy to:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     575 High Street, Suite 400
                                     ------------------------------------------
                                     Palo Alto, CA 94301
                                     ------------------------------------------



               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:

                                     Technology Crossover Bentures II, C.V.
                                     ------------------------------------------


                                     By:  /s/ ROBERT C. BENSKY
                                          -------------------------------------
                                          Robert C. Bensky
                                          Chief Financial Officer


                                     Address:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     56 Main Street, Suite 210
                                     ------------------------------------------
                                     Millburn, NJ 07041
                                     ------------------------------------------


                                     With a copy to:

                                     Technology Crossover Ventures
                                     ------------------------------------------
                                     575 High Street, Suite 400
                                     ------------------------------------------
                                     Palo Alto, CA 94301
                                     ------------------------------------------



               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:


                                     Lion Investments Limited
                                     ------------------------------------------



                                     By:  /s/[signature illegible]
                                          -------------------------------------



                           Address:  Carlton House
                                     ------------------------------------------
                                     33 Robert Adam Street
                                     ------------------------------------------
                                     London W1M 5AH, England
                                     ------------------------------------------





               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     DIGITAL GENERATION SYSTEMS, INC.


                                     By:
                                          --------------------------------------
                                          Henry W. Donaldson,
                                          President and Chief Executive Officer


                           Address:  875 Battery Street
                                     San Francisco, CA 94111



                                     INVESTOR:


                                     Westpool Investment Trust plc
                                     ------------------------------------------



                                     By:  /s/[signature illegible]
                                          -------------------------------------



                           Address:  Carlton House
                                     ------------------------------------------
                                     33 Robert Adam Street
                                     ------------------------------------------
                                     London W1M 5AH, England
                                     ------------------------------------------





               SIGNATURE PAGE TO DIGITAL GENERATION SYSTEMS, INC.
                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                                   SCHEDULE A
                                   ----------

                             SCHEDULE OF INVESTORS
                             ---------------------

                                         Aggregate
                                         ---------
                                     Purchase Price of       Number of       Purchase Price       Number of
                                     -----------------       ---------       --------------       ---------
  Name and Address                     Common Shares       Common Shares       of Warrant       Warrant Shares
  ----------------                     -------------       -------------       ----------       --------------
Integral Capital Partners IV, L.P.       $447,690.75          137,751            $447.69             68,876
2750 Sand Hill Road
Menlo Park, CA 94025

Integral Capital Partners IV MS Side       $2,310.75              711              $2.31                356
  Fund, L.P.
2750 Sand Hill Road
Menlo Park, CA 94025

Pequot Private Equity Fund, LP         $1,198,281.50          368,702          $1,198.28            184,351
354 Pequot Avenue
Southport, CT 06490

Pequot Offshore Private Equity           $151,716.50           46,682            $151.72             23,341
  Fund, Inc.
354 Pequot Avenue
Southport, CT 06490

Technology Crossover Ventures,           $231,653.50           71,278            $231.65             35,639
  L.P.
56 Main Street, Suite 210
Millburn, NJ 07041

Technology Crossover Ventures,            $18,349.50            5,646             $18.35              2,823
  C.V.
56 Main Street, Suite 210
Millburn, NJ 07041

TCV II, V.O.F.                             $7,774.00            2,392              $7.77              1,196
56 Main Street, Suite 210
Millburn, NJ 07041

Technology Crossover Ventures II,        $239,187.00           73,596            $239.19             36,798
  L.P.
56 Main Street, Suite 210
Millburn, NJ 07041

TCV II (Q), L.P.                         $183,891.50           56,582            $183.89             28,291
56 Main Street, Suite 210
Millburn, NJ 07041

TCV Strategic Partners, L.P.              $32,630.00           10,040             $32.63              5,020
56 Main Street, Suite 210
Millburn, NJ 07041

Technology Crossover Ventures II,         $36,517.00           11,236             $36.52              5,618
  C.V.
56 Main Street, Suite 210
Millburn, NJ 07041

Lion Investments Limited                 $134,998.50           41,538            $135.00             20,769
Carlton House
33 Robert Adam Street
London W1M 5AH
ENGLAND

Westpool Investment Trust plc            $315,003.00           96,924            $315.00             48,462
Carlton House
33 Robert Adam Street
London W1M 5AH
ENGLAND

TOTAL                                  $3,000,003.50          923,078           $3000.00            461,540

                                   EXHIBIT A


                                Form of Warrant

                                   EXHIBIT B


                         Registration Rights Agreement